EXHIBIT 99.1

Contact:	Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039	P.O. Box 4740
H. Gene Shiels (713) 439-8822	Houston, Texas 77210-4740

Baker Hughes Announces Results of Annual Stockholders Meeting and Succession Plans

HOUSTON, April 28, 2004— Baker Hughes Incorporated (BHI — NYSE) held its annual stockholders meeting this morning in Houston, Texas. At the meeting, stockholders reelected Edward P. Djerejian, H. John Riley and Charles L. Watson to the Board of Directors each for a term of three-years expiring in 2007. At the annual meeting, the stockholders also ratified the appointment of Deloitte & Touche LLP as the company’s independent auditor for fiscal year 2004. Based on preliminary results of voting at the annual meeting, Stockholder Proposal No. 1 regarding classified boards received 81.16% of the votes cast for or against the proposal at the meeting, which represented 72.50% of all the outstanding shares of common stock; and Stockholder Proposal No. 2 regarding “poison pills” (shareholder rights plans), received 34.17% of the votes cast for or against the proposal at the meeting, which represented 30.52% of all the outstanding shares of common stock.

At its regular Board of Directors meeting following the annual meeting, Mike Wiley, Chairman of the Board and Chief Executive Officer, advised the Board that he would not seek re-election to the Board when his term expires in 2005, at the next stockholders meeting. Mr. Wiley also intends to retire as Chief Executive Officer by that date.

Mr. Wiley said, “In April 2005 I will be nearing the end of five years as the leader of Baker Hughes. We have accomplished essentially all of the major objectives I set when I joined the Company in mid-year 2000 and I am very proud to have shared this success with our outstanding employees and management team. We have refocused the Company on its competitive strengths as well as financial discipline and significantly improved returns. We have strengthened the Company’s culture based on our Core Values of Integrity, Performance, Learning and Teamwork. I look forward to leading the Company in building on these successes this next year. As a Best—in-Class leader in the oilfield services industry, Baker Hughes is well positioned for the future.”

H. John Riley, Lead Director of the company, said that “The entire board is extremely appreciative of Mike Wiley’s outstanding leadership and his significant contributions to the success of Baker Hughes. He has implemented a strategy for growth and improved performance that has reenergized the Company. We are grateful to Mike for his dedicated efforts on behalf of the Company and look forward to working with him throughout the year on the succession process.”

The Board of Directors has formed a special committee of the Board to oversee the candidate selection and transition process.

Forward Looking Statements

This news release (and oral statements made regarding the subjects of this release) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. To the extent any statements made in this release contain information that is not historical, these statements are forward-looking statements regarding our anticipated operations, business prospects, financial results and succession plans, all of which involve substantial risks and uncertainties. Such risks and uncertainties are not predictable or quantifiable, consequently, actual results could differ materially from those expressed or implied by such forward-looking statement. Our expectations with regard to succession matters are subject to various factors and conditions. These forward-looking statements are also affected by the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and those set forth from time to time in our filings with the Securities and Exchange Commission. We assume no obligation to update any of the information referenced in this news release.

Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.

****

NOT INTENDED FOR BENEFICIAL HOLDERS